UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2009

PLURIS ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25579
(Commission File Number)

87-0571853
(IRS Employer Identification No.)

Suite 200 – 12929 Gulf Freeway, Houston, Texas 77034
(Address of principal executive offices and Zip Code)

713-538-1484
Registrant's telephone number, including area code

Suite 200 – 1311 Howe Street, Vancouver, British Columbia V6Z 2P3 Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 28, 2009, Pluris Energy Group Inc. (the “Company”) entered into a share exchange agreement (the “Agreement”) with Nationwide Energy Portal Inc. (“NEP”), a Texas corporation, and all the shareholders of NEP (the “Vendors”).

NEP owns certain proprietary software which allows electricity brokers to find the least expensive and most efficient provider for their customers.

Under the terms of the Agreement the following is to occur:

1.	NEP management will take over management of the Company on the Closing Date;

2.	NEP will appoint a new Board of Directors for the Company on the Closing Date;

3.

All current Pluris management, officers and directors will resign on or before the Closing Date and all Pluris management, officer and director contracts and agreements will be terminated at or prior to closing, with all severance terms, underlying option agreements and stock appreciation rights agreements being cancelled and all underlying benefits to the cancelled agreement being forfeited by Pluris management, officers and directors;

4.	The Company’s outstanding indebtedness will be reduced to no more than $175,000 on or before the Closing Date;

5.

The Company’s two wholly owned subsidiaries, Pluris Energy Group Inc., a British Virgin Islands company (“PBVI”) and Pluris Sarmiento Petroleo SA, an Argentina company (“PSPSA”) will be divested, along with all obligations, liabilities, business activities, and legal undertakings relating to PBVI and PSPSA prior to the Closing Date, all in accordance with the Asset Purchase and Sale Agreement between Pluris Energy Group Inc. and GT Venture Management AG (the “Asset Purchase and Sale Agreement”), which is attached to the Agreement as Schedule “L”;

6.

The Company will issue to NEP shareholders 150,000,000 common shares of the Company on the Closing Date in exchange for 100% of the common shares of NEP. After the transaction, NEP will be a wholly- owned subsidiary of the Company. Of the 150,000,000 shares to be issued in the transaction, 140,000,000 shares will be held in escrow pursuant to an escrow agreement which must be entered into prior to closing. These shares will be released upon NEP’s management attaining certain revenue goals for the Company. These shares shall retain voting rights; however, these shares shall not be subject to dividends or liquidation distribution until released from escrow.

7.

GT Venture Management AG and Sacha H. Spindler, current Chairman and CEO of the Company, will indemnify the Company, NEP, and its shareholders for certain liabilities up to a maximum of $1,000,000; and

8.

GT Venture Management AG will be retained by the Company for a period of two years subsequent to the Closing Date under a management consulting agreement which must be entered into prior to closing, to provide management consulting and administrative consulting services to the Company by designee Sacha H. Spindler.

On October 15, 2009, the Agreement closed and as a result, NEP became a wholly-owned subsidiary of the Company. Also as a result of the closing of the Agreement, the Vendors collectively own 150,000,000 common shares of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 2.1 to the Form 8-K filed on August 31, 2009, and which is incorporated herein by reference.

As of October 15, 2009, and in accordance with the Agreement, all principal officers and directors of the Company have resigned and Mr. Kenneth Koepke was appointed as Chairman, CEO and as a director of the Company. In addition, Mr. Michael D. Massingill was appointed as the Chief Technology Officer of the Company. However, the appointment of Mr. Kenneth Koepke as a director of the Company will not become effective until 10 days after a Schedule 14F-1 Information Statement is filed with the Securities and Exchange Commission and transmitted to all holders of record of securities of the Company who would be entitled to vote at a meeting for election of directors.

The table below illustrates the corporate structure of the Company as a result of the completion of the Agreement:

Item 3.02	Unregistered Sales of Equity Securities and Use of Proceeds

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Offices

On October 15, 2009 and in accordance with the closing of the Agreement, Mr. Kenneth Koepke was appointed as Chairman, CEO and as a director of the Company. In addition, on the same date Mr. Michael D. Massingill was appointed as the Chief Technology Officer of the Company. However, the appointment of Mr. Kenneth Koepke as a director of the Company will not become effective until 10 days after a Schedule 14F-1 Information Statement is filed with the Securities and Exchange Commission and transmitted to all holders of record of securities of the Company who would be entitled to vote at a meeting for election of directors.

In accordance with the closing of the Agreement, Mr. Sacha H. Spindler resigned as Chairman, CEO and as a director of the Company, however, Mr. Spindler resignation as a director will not take effect until 10 days after a Schedule 14F-1 Information Statement is filed with the Securities and Exchange Commission and transmitted to all holders of record of securities of the Company who would be entitled to vote at a meeting for election of directors;

Mr. Soumitra Sam Sen resigned as President and Chief Operating Officer of the Company; Mr. Rahul Gandhi resigned as CFO of the Company; Mr. Jose Bereskyj resigned as Senior VP of Business Development & Operations; and Mr. Justin Perryman resigned as a director.

Kenneth R. Koepke (age 54) is a principal co-founder, the President and Chief Executive Officer and the key startup financier of Nationwide Energy Portal Inc. Mr. Koepke will also serve on the Board of Directors of the Company. Mr. Koepke’s main business strengths lie in start-up and early stage development of private companies in the software development, industrial equipment, pharmaceutical and health care sectors. Over the past ten years, Mr. Koepke has primarily been involved in the start-up and development of two home-healthcare providers, Excellence Health Care Inc. where he served as the company’s Business Development Director, and Providian Health Care Inc., a private home healthcare company he founded and currently serves as the company’s CEO. None of Mr. Koepke’s prior tenures included him acting in the capacity as a senior officer and/or director, nor were any of the previous companies reporting issuers during the time of his tenure. Mr. Koepke currently serves on no other Boards, nor is he a senior officer in any other company.

Michael D. Massingill (age 57) is a principal co-founder of Nationwide Energy Portal Inc. Mr. Massingill is the chief software architect responsible for the development, integration and deployment of Nationwide’s software portal. Mr. Massingill has been a software engineer/developer and senior software analyst for the past 25 years. From July, 2004 to May, 2005, Mr. Massingill was the Director of Information Systems for Stream Gas & Electric Ltd. where he was the primary co-developer of its software and oversaw all areas related to system integration, network management and software development in regard to Stream Energy's information technology architecture. From June of 2000 and currently, Mr. Massingill acts as a Senior System’s Analyst and Programmer for IntraSYS International, Inc. He has previously performed services for USDI/SkySite, a former US reporting issuer (OTCBB: USDI); TelOne Telecommunications, Baroid (now Halliburton), a US reporting issuer (NYSE: HAL); and numerous other software engineering and development firms throughout the United States over his career. Mr. Massingill earned his Certified Novel Netware Engineer designation in 1993. None of Mr. Massingill’s prior tenures included him acting in the capacity of a senior officer and/or director. Mr. Massingill currently serves on no other Boards, nor is he a senior officer in any other company.

Item 8.01.	Other Events

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibit 99.2, 99.3 and 99.4.

Item 9.01.	Financial Statements and Exhibits.

The required financial statements of Nationwide Energy Portal Inc. and the pro forma financial information will be supplied on a Form 8-K/A within 71 days of October 19, 2009.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1(1)	Share Exchange Agreement between Pluris Energy Group Inc. and the Shareholders of Nationwide Energy Portal, Inc.

2.2(2)	Addendum to the Share Exchange Agreement between Pluris Energy Group Inc. and Nationwide Energy Portal, Inc.

10.1(1)	Asset Purchase and Sale Agreement between Pluris Energy Group Inc. and GT Venture Management AG

99.1(1)	Shareholder Resolution of Holders of Series B Preferred Shares of Pluris Energy Group Inc.

99.2	Press release dated September 8, 2009

99.3	Press release dated September 10, 2009

99.4	Press release dated October 19, 2009

Notes:

(1)	Previously filed as an exhibit to the Company’s Form 8-K filed on August 31, 2009, which is incorporated herein by reference.

(2)	Previously filed as an exhibit to the Company’s Form 8-K filed on September 30, 2009, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURIS ENERGY GROUP INC.

By:	/s/ Sacha H. Spindler
Sacha H. Spindler
Director

Dated:	October 20, 2009